UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 23, 2018

STAR GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West Broad Street Suite 310, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2018, Star Group, L.P. (the “Company”) filed a Form 8-K (the “Initial Form 8-K”) disclosing that Daniel P. Donovan, 72, would assume the responsibilities of President and Chief Executive Officer of Kestrel Heat, LLC, the general partner of the Company, on an interim basis, effective December 23, 2018.  This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide information regarding Mr. Donovan’s compensatory arrangement with the Company that was not available at the time of the filing of the Initial Form 8-K.

On January 4, 2019, the Board of Directors of Kestrel Heat, LLC approved the following compensatory arrangement with respect to Mr. Donovan commencing effective as of January 1, 2019: to pay Mr. Donovan a salary of $45,000 per month, subject to withholding of all applicable taxes and benefit deductions, during his tenure as President and Chief Executive Officer and concurrently therewith, to suspend payment of any form of current director compensation.  During such tenure, Mr. Donovan will be eligible to participate in the Company’s compensation and benefits plans, and programs for similarly situated executives.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GROUP, L.P.

By: Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: January 9, 2019